UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2007

ALMOST FAMILY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09848	06-1153720
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

9510 Ormsby Station Road, Suite 300, Louisville, KY 40223
(Address of principal executive offices)

(502) 891-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable

(b)	See item (c)(1) below.

(c)          (1)         On May 25, 2007, the Registrant’s Board of Directors appointed John B. Walker, CPA, as Vice President and Chief Accounting Officer. The Registrant’s chief financial officer had previously also served as chief accounting officer.

(2)        Mr. Walker, 49, founded American Pipe Lining-MidAmerica, Inc. in 2003 and served as its president until the company’s sale in 2007. American Pipe Lining – MidAmerica, Inc. offered a patented water pipe restoration process through a protected technology license. From 2000 to 2003, Mr. Walker served as chief financial officer of Stratos Group Ltd., Inc., a development stage company with exclusive rights to develop and market a private label long-term care insurance product for Anthem Inc. in eleven states.

(3)        Mr. Walker will receive an annual base salary of $170,000 and be eligible for participation in the Registrant’s executive cash incentive plan. Concurrent with his appointment as chief accounting officer, Mr. Walker received options to purchase 5,000 shares of the Registrant’s common stock with a per share exercise price of $23.00, the per share fair market value of the common stock on the grant date.

(d)	Not applicable

(e)	Not applicable

(f)	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 1, 2007	ALMOST FAMILY, INC.

By /s/ C. Steven Guenthner
C. Steven Guenthner
Senior Vice President and
Chief Financial Officer